UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Harley-Davidson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 7, 2025, Harley-Davidson, Inc. issued a press release in connection with its upcoming 2025 annual meeting of shareholders. A copy of the press release is attached hereto as Exhibit 1.

EXHIBIT 1

Harley-Davidson Issues Comment Strongly Disagreeing with Glass Lewis’ and Egan-Jones’ Recommendations

Reports Follow Separate Recommendation from Leading Independent Proxy Advisory Firm ISS to Vote “FOR ALL” Harley-Davidson Nominees

Glass Lewis and Egan-Jones Reports Fail to Recognize Harley-Davidson’s Progress Under Hardwire Strategic Plan and the Board’s Strong Governance and Effective Oversight

Glass Lewis Report Says H Partners’ Campaign “Introduces Incremental Uncertainty” and Lacks “Any Substantive Course of Action”

Harley-Davidson Urges Shareholders to Vote “FOR ALL” Director Nominees Using the WHITE Proxy Card TODAY

MILWAUKEE, May 6, 2025 – Harley-Davidson, Inc. (the “Company” or “Harley-Davidson”) (NYSE: HOG) today issued the following statement in response to the Glass, Lewis & Co. (“Glass Lewis”) and Egan-Jones Ratings Company (“Egan-Jones”) reports regarding the election of Directors to Harley-Davidson’s Board of Directors in connection with the Company’s 2025 Annual Meeting of Shareholders scheduled to be held on May 14, 2025.

The Glass Lewis and Egan-Jones reports follow a recommendation from Institutional Shareholder Services Inc. ("ISS"), a leading independent proxy advisory firm, that shareholders vote “FOR ALL” of Harley-Davidson's highly qualified Director nominees.

While Harley-Davidson strongly disagrees with Glass Lewis’ and Egan-Jones’ recommendations, it is important to note that Glass Lewis’ report acknowledges the disruption of H Partners’ campaign:1

•	“[W]e understand support for H Partners' withhold campaign introduces incremental uncertainty at a key transitional juncture for Harley.”

•	“[H Partners’ campaign is] absen[t] of any substantive alternative course of action.”

“In our view, Glass Lewis and Egan-Jones fail to recognize the Board’s strong oversight of the Company’s ambitious Hardwire strategic plan and its sound corporate governance, evidenced by our rigorous CEO search process and continued refreshment efforts. Amid challenging macroeconomic conditions, our strategy is driving outperformance relative to our peers and delivering value for all shareholders,” said Tom Linebarger, Presiding Director of the Board. “We also believe removing two independent Directors with the institutional knowledge critical in selecting the strongest CEO candidate, as well as an outgoing CEO who is fully committed to supporting a successful transition, would introduce significant risk to the Company and jeopardize shareholder value.”

Mr. Linebarger continued, “H Partners had a representative in the Harley-Davidson boardroom for three years and had every opportunity to address issues that were important to them, yet they never did. They could have taken steps to nominate competing director candidates and given shareholders an alternative – they did not. They could have expressed their concerns about the directors they are now targeting – yet their representative on the Board voted for these directors to stand for reelection. The launch of this misguided campaign is, in our view, an attempt to engineer an outcome in the CEO search process that they alone desire. In our view, they have offered no constructive solutions that will benefit the Company or its shareholders, and we strongly urge shareholder to vote ‘FOR ALL’ Harley-Davidson nominees.”

1 Permission to use quotations was neither sought nor obtained.

Specifically, Harley-Davidson and shareholders could be deprived of necessary expertise from:

Jochen Zeitz

•	Proven executive with a track record of delivering value for shareholders.

•	Vast experience in business transformations at global companies, demonstrated by his leadership during the successful turnaround at PUMA, which increased share price by ~4,000%.

•	Instrumental in developing and executing the Company’s strategy and committed to a smooth transition to Harley-Davidson’s next CEO.

•	Has an essential role to play to preserve near-term leadership and operational continuity, while also ensuring Harley-Davidson’s next CEO is well-positioned for success through the transition period and beyond.

Tom Linebarger

•	Extensive experience in manufacturing and engineering that has been crucial in guiding Harley-Davidson in launching high impact new motorcycles and related products.

•	Provides continuity and leadership that are essential in Harley-Davidson’s CEO transition process.

•	Experience identifying expertise required by the Board as the needs of the Company evolve, recruiting excellent candidates for those Board roles, and developing and integrating those new Directors into Board and/or committee leadership positions.

Sara Levinson

•	Extensive leadership experience with major iconic brands and expertise in international brand building, providing valuable insights into marketing and business development.

•	Deep institutional knowledge of Harley-Davidson makes her an invaluable asset to CEO search and succession planning efforts.

•	Significant corporate governance experience from her service as an executive of several major consumer-focused companies.

Harley-Davidson has outperformed its peers even in the face of one of the most challenging operating environments in the Company’s 120+ year history. Since the appointment of Jochen Zeitz as CEO, the Company has delivered relative total shareholder return (“TSR”) ~10 percentage points higher than its peer median2. From 2022-2024, the Company achieved operating margins of ~4 percentage points above its peer median3 and free cash flow as a percent of EBITDA of 70%, over twice its peer median4.

Since Mr. Zeitz announced his interest in retiring in 2025, the Board’s thoughtful governance has ensured a rigorous and comprehensive search process for a new CEO. The Board’s experience, expertise and institutional knowledge give it a deep understanding of the qualities needed to select Harley-Davidson’s next leader, and it firmly believes shareholders should not have to settle for a CEO candidate who fails to receive even bare majority support from the Board – which was the case with H Partners’ preferred candidate. All of Harley-Davidson’s highly qualified Director nominees are committed to acting in the best interests of all shareholders and protecting and preserving the Company’s storied legacy.

2 TSR represents total return of a company assuming reinvested dividends; Market data as of April 15, 2025, the day prior to H Partners’ initiation of their Withhold campaign; Jochen Zeitz tenure is calculated from May 7, 2020 to present (Market data as of April 15, 2025).

3 Operating Margin is a GAAP measure calculated using GAAP-compliant operating income divided by revenues accumulated from the fiscal year period of 2022 – 2024.

4 FCF is a non-GAAP measure defined as net cash provided by operating activities less capital expenditures; calculated as sum of 2022-2024 fiscal year FCFs divided by sum of 2022-2024 fiscal year EBITDA. EBITDA is a non-GAAP measure defined as operating income plus depreciation and amortization.

The Board of Directors strongly urges all Harley-Davidson shareholders to protect the value of their investment and preserve the future of Harley-Davidson by voting “FOR ALL” of the Company’s nominees on the WHITE proxy card.

Your Vote is Important

The Harley-Davidson Board of Directors strongly urges shareholders to vote “FOR ALL” Harley-Davidson Director nominees on the WHITE proxy card and please DISCARD any BLUE proxy card received from H Partners.

To learn more, visit www.VoteHarleyDavidson.com.

If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 456-3507 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other countries)

Contacts

Media

FGS Global

Stephen Pettibone/Kelsey Markovich/Bryan Locke/Danielle Berg

HOG@fgsglobal.com

Investors

Shawn Collins

shawn.collins@Harley-Davidson.com

(414) 343-8002

About Harley-Davidson

Harley-Davidson, Inc. is the parent company of Harley-Davidson Motor Company and Harley-Davidson Financial Services. Our vision: Building our legend and leading our industry through innovation, evolution and emotion. Our mission: More than building machines, we stand for the timeless pursuit of adventure. Freedom for the soul. Our ambition is to maintain our place as the most desirable motorcycle brand in the world. Since 1903, Harley-Davidson has defined motorcycle culture by delivering a motorcycle lifestyle with distinctive and customizable motorcycles, experiences, motorcycle accessories, riding gear and apparel. Harley-Davidson Financial Services provides financing, insurance and other programs to help get riders on the road. Harley-Davidson also has a controlling interest in LiveWire Group, Inc., the first publicly traded all-electric motorcycle company in the United States. LiveWire is the future in the making for the pursuit of urban adventure and beyond. Drawing on its DNA as an agile disruptor from the lineage of Harley-Davidson and capitalizing on a decade of learnings in the EV sector, LiveWire's ambition is to be the most desirable electric motorcycle brand in the world. Learn more at harley-davidson.com and livewire.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding expectations regarding future results of operations, financial position and performance of the Company including, without limitation, with respect to earnings capacity and shareholder value; potential impacts of macroeconomic conditions on the Company's business and results of operations; the Hardwire strategic plan priorities and execution, including the results thereof; industry and business trends, and business strategy, initiatives and opportunities; impacts of the H Partners Management, LLC (“H Partners”) campaign related to the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”); and executive succession and board refreshment, including expected results thereof. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” “expects,” “plans,” “projects,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “seeks,” “sees,” “should,” “feels,” “commits,” “assumes,” “envisions,” or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2025, in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 6, 2025, and other subsequent reports filed with the SEC, including, among others, subsequent quarterly reports on Form 10-Q. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. Such forward-looking statements speak only as of the date they are first made in this press release and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Factors that may impact such forward-looking statements include, but are not limited to, risks and uncertainties regarding the Company’s ability to execute its business plans and strategies, including without limitation the Hardwire strategic plan; manage supply chain and logistics issues; manage the impact, and predict potential further impacts, of new, reinstated or adjusted tariffs on the Company; accurately analyze, predict and react to changing market conditions, interest rates, and geopolitical environments, and successfully adjust to shifting global consumer needs and interests; maintain and enhance the value of the Harley-Davidson brand; manage through changes in general economic and business conditions; develop and successfully introduce products, services and experiences; realize the expected business benefits from LiveWire operating as a separate business of the Company; and retain and attract talented employees and leadership; uncertainties regarding actions that have been taken and may in the future be taken by H Partners in furtherance of its campaign relating to the Company’s Annual Meeting of shareholders and potential costs and management distraction attendant thereto; and risks related to Harley-Davidson Financial Services (“HDFS”), including uncertainties regarding a potential third party investment in HDFS.

Additional Information Regarding the 2025 Annual Meeting of Shareholders and Where to Find It

Harley-Davidson has filed its definitive proxy statement, containing a form of WHITE proxy card, and a proxy statement supplement, with the SEC with respect to its solicitation of proxies for the Annual Meeting.

INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (AS SUPPLEMENTED AND INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY HARLEY-DAVIDSON AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and shareholders may obtain copies of these documents and other documents filed with the SEC by Harley-Davidson free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Harley-Davidson are also available free of charge by accessing Harley-Davidson’s website at https://investor.harley-davidson.com.

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